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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Harsco Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 23-1483991
                --------                                 ----------
(State of incorporation or organization     (I.R.S. Employer Identification no.)

        350 Poplar Church Road, Camp Hill PA                17011
        ------------------------------------                -----
      (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         to be so Registered               Each Class is to be Registered
         -------------------               ------------------------------

   Preferred Stock Purchase Rights          The New York Stock Exchange

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |X|                                  box.  |_|

Securities Act registration statement file number to which this form relates:


                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On January 23, 2007, the Board of Directors of Harsco Corporation (the "Company") approved a two-for-one split of the Company's common stock, $1.25 par value (the "Common Stock"). One additional share was issued on March 26, 2007 (the "Payment Date") for each share of the Common Stock held by stockholders of record as of the close of business on February 28, 2007. Pursuant to the terms of the Rights Agreement, dated as of September 28, 1997 (the "Rights Agreement"), by and between the Company and Mellon Investor Services LLC, as Rights Agent, immediately after the Payment Date, the Rights (as defined in the Rights Agreement) were adjusted so that one-half of a Right is associated with each share of Common Stock. The remaining terms of the Rights are unchanged.

     The form of Rights Agreement specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is included as Exhibit 4.1 and is incorporated herein by reference in its entirety.

ITEM 2. EXHIBITS.

Number    Description
------    -----------

 4.1 Rights Agreement dated as of September 28, 1997, between Harsco Corporation and Mellon Investor Services LLC (incorporated by reference to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 26, 1997, File No. 001-03970)



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       HARSCO CORPORATION


                                       By: /s/ Mark E. Kimmel
                                           -----------------------------
                                           Name: Mark E. Kimmel
                                           Title: General Counsel and Corporate
                                                  Secretary
Date:  March 27, 2007















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